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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          TENET HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               RICHARD B. SILVER
                         TENET HEALTHCARE CORPORATION
                               3820 STATE STREET
                       SANTA BARBARA, CALIFORNIA 93105
                                (805) 563-7000
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              [TENET LETTERHEAD]


Jeffrey C. Barbakow
Chairman of the Board
Chief Executive Officer


August 30, 2000


Dear Fellow Shareholder:

     Recently, M. Lee Pearce, M.D., of Miami Beach, Fla., an individual shareholder, launched a proxy contest to elect himself and his associates to Tenet's Board of Directors at our annual shareholders meeting on Oct. 11, 2000. According to his filing, Dr. Pearce beneficially owns less than one-tenth of one percent of Tenet's shares outstanding; his associates own no Tenet shares. His committee, which he calls the "Tenet Shareholder Committee," is a committee of one, with himself as the sole member.

     HE IS ATTEMPTING TO REMOVE ME AND TWO OTHER DISTINGUISHED TENET DIRECTORS FROM YOUR BOARD. The others are Father Lawrence Biondi, S.J., an educator who since 1987 has been president of Saint Louis University, home of one of the nation's finest medical schools; and Van B. Honeycutt, chairman, president and chief executive officer of Computer Sciences Corporation, a publicly traded company that is a leading provider of management consulting and information technology solutions and services to industries and governments worldwide.

         YOUR BOARD HAS CONSIDERED THE CRITICISMS MADE BY DR. PEARCE IN HIS PROXY MATERIALS AND BELIEVES THEY ARE UNWARRANTED. If you know more about Dr. Pearce, it may help you understand why we believe he may have launched this proxy contest:
         - Dr. Pearce has been a dissident shareholder in a number of companies. Based on our research, he has a history of waging proxy fights, initiating litigation and extracting a substantial premium for his shares that was not available to other shareholders.
         - Dr. Pearce and/or his associated entities have been involved in protracted business disputes and litigation with Tenet. One of Dr. Pearce's entities recently built an outpatient center across the street from one of Tenet's hospitals in South Florida and attempted to compete with that hospital. According to public filings, the outpatient center and related businesses lost $25 million before being sold to long-time associates of Dr. Pearce for $1, the assumption of liabilities and 79 percent of the "adjusted proceeds" from lawsuits against "third parties," including Tenet.

     WE BELIEVE DR. PEARCE'S ABILITY TO ACT INDEPENDENTLY IN THE BEST INTERESTS OF ALL SHAREHOLDERS IS SUSPECT DUE TO THIS TRACK RECORD OF LITIGATION AND COMPETITION WITH YOUR COMPANY.

     FURTHER, WE BELIEVE TENET'S SUCCESS IN ENHANCING OPERATIONS AND MAXIMIZING VALUE FOR OUR SHAREHOLDERS OFFERS THE BEST REBUTTAL TO DR. PEARCE'S CRITICISMS. We have posted strong financial results and have implemented a compelling plan to ensure that Tenet remains at the forefront of health care delivery. For example:
        - Tenet's earnings per share from operations grew 10 percent in fiscal 2000, in spite of absorbing a third straight year of government-mandated Medicare cuts. In the two

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            most recent quarters, growth in earnings per share from operations accelerated to 20 percent or more. Clearly, our operational strategies are working.
        - We have excellent cost controls in place. Both labor and supplies expense ratios have declined, despite upward pressure due to a nationwide nurse shortage and rising pharmaceutical and technology costs.
        -   Our cash flow from operations reached record highs in fiscal 2000.
        - Our strong balance sheet grew even stronger in fiscal 2000. We paid down $787 million in debt, improving key financial and credit ratios.
        - We have strong, competitive hospitals. Nearly two-thirds of our facilities are in markets where Tenet holds the No. 1 or a strong No. 2 market share position.
        - Tenet's compliance and ethics programs are regarded as models in this highly regulated industry.
        -   From Aug. 18, 1999 through Aug. 18, 2000, the year preceding
            Dr. Pearce's filing, the value of Tenet's shares rose more than 89 percent. We are pleased by the overwhelming support we have received from the investment community, including 24 "buy" or "strong buy" recommendations from brokerage analysts.

     Your board serves at the pleasure of the shareholders and is responsible for serving the interests of ALL Tenet shareholders. It is a responsibility we take very seriously. Since I became chairman and CEO in 1993, we have built a strong board made up overwhelmingly of outside directors who are well-respected, independent, successful individuals with the utmost integrity.

     THEREFORE, WE URGE YOU TO VOTE FOR YOUR BOARD AND MANAGEMENT TEAM: JEFFREY
C. BARBAKOW, TENET CHAIRMAN AND CHIEF EXECUTIVE OFFICER; FATHER LAWRENCE BIONDI, S.J.; AND VAN B. HONEYCUTT.

     PLEASE VOTE THE WHITE PROXY CARD TODAY. PLEASE DO NOT RETURN ANY GOLD PROXY CARD FOR ANY REASON. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED. IF YOU HAVE QUESTIONS, PLEASE CALL OUR PROXY SOLICITOR:

                         GEORGESON
                         SHAREHOLDER
                         COMMUNICATIONS INC.
                         17 State Street, 10th Floor
                         New York, NY  10004
                         (800) 223-2064 (Toll Free)
                         Banks and brokerage firms please call collect:
                         (212) 440-9800

     We appreciate your continued support, and we look forward to a bright future for your company.

Sincerely,

/s/ JEFFREY C. BARBAKOW

Jeffrey C. Barbakow


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